EXHIBIT 3.1


                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                          THE GOLD CHAIN MINING COMPANY

                  (TO BE NOW / KNOWN / AS: "GLOBAL DECS CORP.")

                        --------------------------------

     Pursuant to the provisions of the Utah Revised Business Corporation Act, ss.ss. 16-10a-1006, 16-10a-202, 16-10a-704, and 16-10a-821, the undersigned
Corporation hereby adopts the following Articles of Amendment to its Articles of
Incorporation:

     FIRST: The name of the Corporation, before the effective date of these amendments, is THE GOLD CHAIN MINING COMPANY.

     SECOND: The following amendment to the Articles of Incorporation, as amended, were duly authorized by the shareholders of the Corporation, at a regularly convened Annual or Special Meeting of Shareholders upon proper notice, or authorized without meeting or notice upon receipt of one or more signed consents by shareholders voting not less than the minimum number of shares necessary to authorize the amendment, and the following amendment has been duly adopted by the Board of Directors acting on behalf of the Corporation, all in accordance with the Corporation's Bylaws, as amended:

         Article I of the Articles of Incorporation is amended to read:

                                    ARTICLE I
                                 CORPORATE NAME
                                 --------------

               The name of this corporation is "Global DECS Corp."

     THIRD: This Amendment was duly adopted and ratified by the Corporation's Shareholders on September 28, 2001. On the record date, a total of 3,540,225 shares of common stock were entitled to vote on the Amendment, constituting the number of all issued and outstanding shares of voting shares that were not restricted from vote by escrow or other voting limitations as of that date. Of that total, 2,410,524 common shares were present and, being greater than 1/3 of the total shares outstanding on the record date, represented a lawful quorum. "Voted For" were: 2,410,524 Shares, which was sufficient for approval of the amendment, "Voted Against" were:

                   0 Shares, and "Abstained" were: 0 Shares.

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     FOURTH: This Amendment, approved by a majority of the shareholders, was duly ratified by a resolution of the board of directors, and the corporate action to change the name of the Corporation was then adopted on behalf of the Corporation, by the unanimous consent to the Directors executed by them on September 28, 2001.

     IN WITNESS WHEREOF, the undersigned has hereby executed these Articles of Amendment to the Articles of Incorporation, on the 28th day of September, 2001, for and on behalf of the Corporation.

                                            THE GOLD CHAIN MINING COMPANY
                                            a Utah corporation n/k/a Global
                                            DECS Corp.

                                            By:  /s/  Willard G. Weins
                                               --------------------------------
                                                      Willard G. Weins,
                                                      President and Chairman of
                                                      the Board of Directors

                                            Attest:  /s/  Jimmy Mitchell
                                                   ----------------------------
                                                          Jimmy Mitchell,
                                                          Secretary
                                                          (and Director)





NOTE: Execution of this document constitutes an acknowledgment under penalties of perjury that the corporate actions set forth in this document are the authorized acts and deeds of the corporation on whose behalf this document is executed and that the facts stated herein are true and accurate.

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